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                                                                       EXHIBIT 1
                           STOCK PURCHASE AGREEMENT

    THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the first day of April 1997 ("Effective Date") by and among Primax Electronics Ltd., a Republic of China corporation (the "Seller") and Seamax Engineering Pte Ltd. (the "Purchaser").

                                   RECITALS

    A. The Seller owns certain shares of the common stock, par value $0.001 per share (the "Common Stock"), of Storm Technology, Inc., a Delaware corporation ("Storm").

    B. The Seller desires to sell to the Purchaser and the Purchaser desires to purchase from the Seller 1,100,000 shares of Common Stock of Storm (the "Stock"), all as herein described and on the terms and conditions hereinafter set forth.

    C.  Number of Shares and Price Per Share.  Subject to the terms and
        ------------------------------------
conditions hereof and in reliance upon the representations, warranties and agreements contained herein, the Purchaser hereby agrees to purchase from the Seller and the Seller hereby agrees to sell the Stock to the Purchaser, for a price per share of US$3.875, for a total price of US$4,262,500 (the "Stock Purchase Price").

    D.  The Closing.  The purchase and sale of the Stock to the Purchaser (the
        -----------
"Closing") shall take place at the principal office of the Seller as soon as possible after execution of this Agreement on a date to be mutually agreed upon by the Seller and the Purchaser (the "Closing Date"). Subject to the terms of this Agreement, at the transfer of stock certificates by Seller, purchaser shall tender full payment of the Stock Purchase Price to the Seller within 7 days.

    E.  Representations and Warranties of the Seller.
        --------------------------------------------

        1. The Seller is the sole owner of the Stock, which is, and at the Closing shall be free and clear of all encumbrances and the Seller has the full and unrestricted right, power and authority to sell and transfer the Stock to the Purchaser. Upon delivery of the Stock to the Purchaser and payment by the Purchaser of the Stock Purchase Price, Purchaser will acquire encumbrances of any nature whatsoever, other than any encumbrances created by or through the Purchaser.

        2.  The Stock is validly issued, fully paid and nonassessable.

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        3.  This Agreement constitutes a valid and binding obligation of the
Seller, except as the same may be limited by bankruptcy, insolvency, moratorium and other laws of general application affecting the enforcement of creditors' rights and general principles of equity.

    F.  Representations and Warranties of Purchaser.  The Purchaser hereby
        -------------------------------------------
represents and warrants to the Seller that:

        1. The Stock will be acquired for each Purchaser's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof.

        2. Purchaser is not a "U.S. Person" as that term is defined in Rule 901 of Regulation S of the Securities Act ("Reg. S"), including but not limited to:
(i) a natural person resident in the United States (which term includes the United States of America, its territories and possessions, any State of the United States, and the District of Columbia); (ii) a partnership or corporation organized or incorporated under the laws of the United States; (iii) the estate of which any executor or administrator is a U.S. Person; or (iv) any trust of which any trustee is a U.S. Person.

    3. Purchaser understands that the Stock is being offered in a transaction not involving any public offering within the United States of America within the meaning of the Securities Act and the Stock has not been registered under the Securities Act in reliance upon a safe harbor from the registration and prospectus delivery requirements of the Securities Act pursuant to Reg. S, that Storm has no present intention of registering the Stock, and that the Purchaser must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration.

    4. Purchaser has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Stock or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Stock; (ii) any foreign exchange restrictions applicable to such purchase; (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Stock. Such Purchaser's subscription and payment for, and its continued beneficial ownership of the Stock, will not violate any applicable securities or other laws of its jurisdiction.

    5. Purchaser was outside of the United States of America at the time the buy order for the Stock was originated and no offer to purchase the Stock was made in the United States of America.

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        6.  All subsequent offers and sales of the Stock will be made outside of the United States of America in compliance with Reg. S, pursuant to registration of the Stock under the Securities Act or pursuant to an exemption from such registration. In any event, the Purchaser will not resell the Stock to U.S. Persons or within the United States of America until after one (1) year from the Closing Date.

        7. Purchaser and its representatives have been solely responsible for the Purchaser's own "due diligence" investigation of Storm and its management and business, for its own analysis of the merits and risks of this investment, and for its own analysis of the fairness and desirability of the terms of the investment. In taking any action or performing any role relative to the arranging of the proposed investment, Purchaser has acted solely in its own interest. Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Stock pursuant to the terms of this Agreement and of protecting its interests in connection therewith.

        8. Purchaser has such knowledge and experience in financial and business matters so that it is capable of evaluating the risks and merits of purchasing the Securities and is able to bear the economic risk of the purchase of the Stock pursuant to the terms of this Agreement, including a complete loss of the Purchaser's investment in the Stock.

        9. Purchaser has the full right, power and authority to enter into and perform the Purchaser's obligations under this Agreement, and this Agreement constitutes a valid and binding obligation of such Purchaser enforceable in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors rights and rules or laws concerning equitable remedies.

        10. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of either Purchaser is required in connection with the valid execution and delivery of this Agreement.

        11. Purchaser agrees to be bound by all terms of the Company's Fifth Amended and Restated Rights Agreements, as amended to date (the "Right Agreement").

    G.  Legends.  Each certificate or instrument representing the Stock may be
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endorsed with legends in substantially the following forms:

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        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
        UNDER THE SECURITIES ACT OF 1993, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISTRIBUTED DIRECTLY OR INDIRECTLY, IN
        THE UNITED STATES, ITS TERRITORIES, POSSESSIONS, OR AREAS SUBJECT TO ITS JURISDICTION, OR TO OR FOR THE ACCOUNT OR BENEFIT OF A "U.S. PERSON" AS THAT TERM IS DEFINED IN RULE 901 OF REGULATION S OF THE ACT. AT ANY TIME PRIOR TO ONE (1) YEAR AFTER THE ISSUANCE OF THIS CERTIFICATE, EXCEPT (I) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER SUCH ACT, OR (II) IN COMPLIANCE WITH RULE 144 OR (III) PURSUANT TO AN OPINION OF COUNSEL TO THE CORPORATION THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SUCH SALE, OFFER OR DISTRIBUTION. ANY SALES, TRANSFERS OR DISTRIBUTIONS OF THE SECURITIES MUST BE MADE IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S OF THE ACT."

    Any other legends required by applicable state securities laws or applicable laws of any foreign jurisdiction having jurisdiction over the ownership of the Stock by the Purchaser.

    Storm need not register a transfer of any shares of the Stock, and also may instruct its transfer agent not to register the transfer of the Stock, unless the conditions specified in the foregoing legends and under Reg S are satisfied to the extent applicable.

    H.  Purchaser's Reg. S. Covenants.  Purchaser will not sell, transfer or
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otherwise dispose of the Stock to a U.S. Person for a period of one (1) year after the Closing Date and will not thereafter sell, transfer or otherwise dispose of such shares to a U.S. Person unless it has complied with one of the following conditions: (i) there is in effect a registration statement under the Securities Act covering the proposed transfer; or (ii) such proposed transfer is within the limitations of and in compliance with the terms and provisions of Rule 144 under the Securities Act. In each case, any transfer will be in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction, including the provisions of Reg. S., and in accordance with the legends set forth on the Stock. Each Purchaser further agrees to provide any person purchasing any Stock from such Purchaser a notice advising such purchaser that reseals of such securities are restricted as stated herein. Purchaser understands that the registrar and transfer agent for the Stock will not be required to accept for registration or transfer any shares of Stock, except upon presentation of evidence satisfactory to Storm that the foregoing restrictions on transfer have been complied with

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    I.  Miscellaneous.
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        1.  Successors and Assigns.  The terms and conditions of this Agreement
            ----------------------
shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

        2.  Governing Law.  This Agreement shall be governed by and construed
            -------------
under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of laws.

        3.  Severability.  If one or more provisions of this Agreement are held
            ------------
to be unlawful or unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms to the maximum extent possible.

        4.  Counterparts and Facsimile Copies.  This Agreement may be executed
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in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any facsimile copy or counterpart of this Agreement showing a signature of either of the parties shall have the same force and effect as a copy or counterpart bearing an original signature.

        5.  Headings.  The headings and captions used in this Agreement are used
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for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which are incorporated herein by this reference.

        6.  Cost, Expenses and Taxes.  Purchaser and Seller each shall pay its
            ------------------------
own fees and expenses incurred in connection with the transactions contemplated hereby. In the event that the Closing shall not occur, each of the parties hereto shall bear its own cost and expenses in this transaction.

        7.  Amendments and Waivers.  Any term of this Agreement may be amended
            ----------------------
only with the consent of all parties and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

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supersedes any and all prior negotiations, correspondence, agreement, understandings, duties or obligations with respect to the subject matter hereof.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

"SELLER"

PRIMAX ELECTRONICS, LTD.

By: Ramon Liang
   -----------------------------------

Signature: /s/ Ramon Liang
          ----------------------------

Title: President, CEO
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"PURCHASER"

By: /s/ Hsu Jau Nan
   -----------------------------------
   Seamax Engineering Pte Ltd.


Signature: /s/ John Hsu
          ----------------------------

Title: Managing Director
       -------------------------------


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